UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

Greenway Medical Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35413	58-2412516
(State or Other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Greenway Boulevard
Carrollton, GA 30117
 (Address of principle executive offices, including zip code)

(734) 747-7025
Registrant’s telephone number, including area code

N/A
(Former name of registrant, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2013, Greenway Medical Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VCG Holdings, LLC, a Delaware limited liability company (“Parent”), and Crestview Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are beneficially owned by affiliates of Vista Equity Partners Fund IV, L.P.

The Offer and the Merger

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) on October 4, 2013, or as promptly as practicable thereafter, to acquire all of the outstanding shares of common stock, $0.0001 par value per share, of the Company (“Company Common Stock”) at a purchase price of $20.35 per share, without interest, net to the holder in cash (the “Offer Price”), subject to any required withholding of taxes. As promptly as practicable after the expiration of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will accept for payment, and pay for, any shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer, and within two business days thereafter, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent.

The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the stockholders of the Company have adopted the Merger Agreement at a meeting of stockholders. In the Merger, each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by Parent, Merger Sub, the Company (or in the treasury of the Company), subsidiaries of either Parent or the Company or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive, without interest thereon, cash in an amount equal to the Offer Price.

At the time the Offer or the Merger is completed (whichever comes first, the “Acceleration Time”), each option to purchase Company Common Stock (a “Company Option”) that is then outstanding and unexercised, whether or not vested, will be cancelled and converted into the right to receive cash in an amount equal to (i) the total number of shares of Company Common Stock subject to such Company Option immediately prior to the Acceleration Time (without regard to vesting) multiplied by (ii) the excess, if any, of (x) the Offer Price or the consideration payable to holders of Company Common Stock as part of the Merger (as the case may be) over (y) the exercise price payable per share of Company Common Stock under such Company Option.

Offer Conditions and Closing Conditions

The obligation of Merger Sub to purchase shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (ii) the absence of any law, order or injunction that prevents or prohibits the acquisition of or payment for the shares of Company Common Stock pursuant to the Offer or the consummation of the Merger, and certain other customary conditions. There is no financing condition to the Offer. In addition, it is a condition to Merger Sub’s obligation to purchase the shares tendered in the Offer that the number of the outstanding shares of Company Common Stock that have been validly tendered and not validly withdrawn, together with (a) shares beneficially owned by the Parent and its affiliates, and (b) shares to be purchased by Merger Sub under the Top-Up Option (discussed below), equals at least one share more than 90% of (the following, the “Total Share Number”): (w) the total outstanding shares of Company Common Stock as of the expiration of the Offer plus (x) the aggregate number of shares of Company Common Stock issuable to holders of Company stock options from which the Company or its representatives have received notices of exercise prior to the expiration of the Offer (and as to which shares of Company Common Stock have not yet been issued to such exercising holders of Company stock options), plus (y) the number of shares to be purchased by Merger Sub under the Top-Up Option (the “Minimum Tender Condition”). Based on the total number of shares of Company Common Stock outstanding on September 19, 2013, the aggregate number of outstanding shares of Company Common Stock required to be tendered to satisfy the Minimum Tender Condition is approximately 74%.

In certain circumstances, the parties have agreed to terminate the Offer and complete the Merger without the prior completion of the Offer, after receipt of the approval of a majority of the Company’s stockholders for the adoption of the Merger Agreement. In that case, the consummation of the Merger would be subject to substantially the same conditions precedent to closing as the Offer conditions, other than the addition of the stockholder approval requirement and the inapplicability of the Minimum Tender Condition.

Top-Up Option

The Company has also granted to Parent and Merger Sub an option (the “Top-Up Option”) to purchase, at a price per share equal to the Offer Price, from the Company the number of shares of Company Common Stock (the “Top-Up Shares”) equal to the lesser of (i) the number of Top-Up Shares that, when added to the number shares of Company Common Stock already directly or indirectly owned by Parent and Merger Sub following consummation of the Offer, constitutes one share more than 90% of the Total Share Number or (ii) the aggregate number of Top-Up Shares that the Company is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued) at the time of exercise of the Top-Up Option. If Parent, Merger Sub and any of their respective affiliates acquire at least 90% of the outstanding shares of Company Common Stock, including through exercise of the Top-Up Option, the parties have agreed to take all necessary and appropriate action to complete the Merger through the “short form” procedures available under Delaware law.

No-Shop Provisions

The Company has agreed to certain restrictions on its ability to solicit or initiate discussions or furnishing any person with information in connection with the encouragement or facilitation of an acquisition proposal and has, subject to certain exceptions described below, agreed to cease any current discussions and negotiations with third parties for the purpose of facilitating competing acquisition proposals. These restrictions will continue until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the time at which the Merger is consummated. Notwithstanding this limitation, prior to the consummation of the Offer or the adoption of the Merger Agreement by the Company’s stockholders if required to consummate the Merger, the Company may under certain circumstances provide information to third parties and clarify the terms and conditions with respect to any unsolicited alternative acquisition proposal that the Company’s board of directors has determined constitutes or could reasonably be expected to lead to a “Superior Offer,” (which is generally defined to refer to a bona fide written acquisition proposal that the board of directors of the Company determines, in its good faith judgment, after consultation with its legal and financial advisors, is reasonably likely to be consummated and is more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by the Merger Agreement).

Termination; Termination Fees and Parent Expenses

The Merger Agreement contains certain termination rights for both the Company and Parent, including, among others, if the transactions contemplated by the Merger Agreement are not consummated on or before March 22, 2014 or if the Company terminates the Merger Agreement in compliance with its terms in order to accept a Superior Offer. Upon termination of the Merger Agreement under specified circumstances, including in the event of a termination by the Company in order to accept a Superior Offer, the Company has agreed to pay Parent a termination fee of $24,136,000. Parent will be required to pay the Company a termination fee equal to $48,273,000 under certain specified circumstances as set forth in the Merger Agreement. In addition, under certain specified circumstances as set forth in the Merger Agreement, the Company has agreed to reimburse up to $4,505,000 of Parent’s expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.

Other Terms

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, without limitation, covenants regarding the conduct of the business of the Company.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company on or after February 1, 2012 and prior to the date of the Merger Agreement, (iii) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (iv) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (v) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (vi) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, tender offer documents, proxy statements and other documents that the Company files with the SEC.

Equity and Debt Commitments

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses. Vista Equity Partners Fund IV., L.P. (“Vista”) has committed to capitalize Parent, at or immediately prior to the effective time of the Merger, with an aggregate equity contribution in an amount up to $650 million, which will be sufficient for Parent to consummate the transactions contemplated by the Merger Agreement even if Vista’s debt financing is not available, subject to the terms and conditions set forth in an equity funding commitment letter, dated as of September 23, 2013.

Jefferies Finance LLC and Bank of Montreal BMO Capital Markets (collectively, the “Lenders”) have committed to provide debt financing for the transaction, consisting of $390 million of senior secured first lien loans and $180 million of senior secured second lien loans, each on the terms and subject to the conditions set forth in a commitment letter dated as of September 20, 2013 (the “Debt Commitment Letter”). The obligations of the Lenders to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions, including, without limitation, execution and delivery by the borrowers and the guarantors of definitive documentation consistent with the Debt Commitment Letter and the documentation standards specified therein. The final termination date for the Debt Commitment Letter is March 22, 2014.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Company’s entry into the Merger Agreement, the Company granted to Merger Sub the Top-Up Option, which under certain circumstances would permit Merger Sub to purchase a number of newly issued shares of Company Common Stock, at a price per share equal to the Offer Price. See the disclosures regarding the Top-Up Option under Item 1.01 above, which disclosures are incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

If the Offer is consummated, the Company will experience a change of control. See the disclosures regarding the Offer and the Merger Agreement under Item 1.01 above, which disclosures are incorporated herein by reference.

Item 8.01. Other Events.

Joint Press Release

On September 23, 2013, the Company and Vista issued a joint press release relating to the entry into the Merger Agreement.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tender and Support Agreements

Concurrently with the execution of the Merger Agreement, certain of the Company’s stockholders (Investor Group L.P., Investor Growth Capital Limited and Pamlico Capital II, L.P.), each of the Company’s directors (W. Thomas Green, Jr., Wyche T. Green, III, Robert Hensley, Neal Morrison, Thomas T. Richards, Walter Turek and Noah Walley), and certain executive officers of the Company, including Gregory H. Schulenburg (the Company’s Executive Vice President and Chief Operating Officer), James A. Cochran (the Company’s Chief Financial Officer) and William G. Esslinger, Jr. (the Company’s Vice President, General Counsel and Secretary), entered into tender and support agreements with Parent and Merger Sub pursuant to which, subject to the terms and conditions set forth therein, such stockholders have agreed to tender their shares of Company Common Stock in the Offer and vote their shares of Company Common Stock (including any Company Common Stock that the holders receive as a result of exercising Company Options) in favor of adopting the Merger Agreement and the Merger.

The shares subject to the tender and support agreements comprise approximately 50.9% of the outstanding Company Common Stock. The tender and support agreements will terminate upon termination of the Merger Agreement in accordance with its terms in order for the Company to accept a Superior Offer and upon certain other circumstances.

Important Additional Information

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of The Company. The tender offer for securities of the Company described in this document has not yet been commenced. The offer to buy securities of the Company described in this document will be made only pursuant to the offer to purchase and related materials that Vista Equity Partners will file on Schedule TO with the SEC. At the same time or soon thereafter, the Company will file its recommendation of the tender offer on Schedule 14D-9 with the SEC. In connection with the proposed transaction, the Company will also file a preliminary proxy statement with the SEC. Additionally, the Company and Vista Equity Partners will file other relevant materials in connection with the proposed acquisition of the Company by affiliates of Vista Equity Partners pursuant to the terms of the merger agreement. INVESTORS AND STOCKHOLDERS OF GREENWAY ARE ADVISED TO READ THE SCHEDULE TO, THE SCHEDULE 14D-9, AND THE PRELIMINARY PROXY STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER OR MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the Schedule TO, Schedule 14D-9 and preliminary proxy statement, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s Web site at www.sec.gov or at the Company’s Web site at www.greenwaymedical.com. The Schedule TO, Schedule 14D-9 and preliminary proxy statement, as each may be amended or supplemented from time to time, and such other documents may also be obtained, when available, for free from the Company by contacting the Company’s Investor Relations Department at 1.866.242.3805 or by email through the Company’s investor relations page at http://ir.greenwaymedical.com/.

The Company and its respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2012 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and the proxy statement and other relevant materials which may be filed with the SEC in connection with the Merger when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2013 annual meeting of stockholders and is included in Part III of the Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements with respect to the tender offer and related transactions, including the benefits expected from the transaction and the expected timing of the completion of the transaction. When used in this document, the words “can,” “will,” “intends,” “expects,” “is expected,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors, including uncertainties regarding the timing of the closing of the transaction, uncertainties as to how many stockholders of the Company may tender their stock in the tender offer, the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, and general economic and business conditions. None of Vista Equity Partners or the Company assumes any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Factors that could cause actual results of the tender offer to differ materially include the following: the risk of failing to obtain any regulatory approvals or satisfy conditions to the transaction, the risk that Vista Equity Partners is unable to obtain adequate financing, the risk that the transaction will not close or that closing will be delayed, the risk that the Company’s businesses will suffer due to uncertainty related to the transaction, the competitive environment in our industry and competitive responses to the transaction as well as risk factors set forth above. Further information on factors that could affect the Company’s financial results is provided in documents filed by the Company with the U.S. Securities and Exchange Commission, including the Company’s recent filings on Form 10-Q and Form 10-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated September 23, 2013, by and among Greenway Medical Technologies, Inc., VCG Holdings, LLC and Crestview Acquisition Corp.
99.1	Joint Press Release, dated September 23, 2013.

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 23, 2013	Greenway Medical Technologies, Inc.

	By:	/s/ William G. Esslinger, Jr.
William G. Esslinger, Jr.
Vice President, General Counsel and Secretary